EXHIBIT 10.8

China International Consumer Electronics Exhibition and trading center

Cooperation contract of Alexei film, video and living museum

Consumer Electronics Exchange/Exhibition Center

Booth Rental Contract

Catalog

Annex I schematic diagram of booth location

The parties to this contract are as follows:

Party A: Shenzhen Yeller Audio & Video Technology Co., Ltd (hereinafter referred to as “party A”)

Legal representative: Huang Xiansheng

Telephone:

Fax:

Party B: Shanghai Dianyin Malanz Electronics Co., Ltd (hereinafter referred to as “Party B”)

Business license No. / ID No.:

Address: room 808, city terminal building, 1600 Nanjing West Road, Shanghai

Postal Code: 200040

Legal representative: Guishi Nakamura

Telephone:

Fax:

The booth of China International Consumer Electronics Exhibition and trading center rented by Party A is located at booth 8b-01 on the eighth floor of China International Consumer Electronics Exhibition and trading center (hereinafter referred to as “CEEC booth” or “booth”) in “Shenzhen Shangcheng” at the junction of Huanggang road and Sungang West Road, Futian District, Shenzhen. In accordance with the relevant laws and regulations of the people’s Republic of China and relevant regulations of Shenzhen City, Party A and Party B, on the basis of voluntariness, equality and mutual benefit, agree to enter into the cooperation contract between China International Consumer Electronics Exhibition and trading center and mosaic video and audio Life Center (hereinafter referred to as “the contract”) on the cooperation between Party B and Party A’s CEEC booth and acceptance of Party A’s unified management ) In order to comply with them.

Article 1 Definition

Unless otherwise specified, the following terms shall have the following meanings when used in this contract and its appendices:

1.1 this contract “refers to this contract signed by Party A and Party B, including the text of this contract, all annexes and any written supplementary agreement made by both parties for amending this contract.

1.2 “CEEC” refers to China International Consumer Electronics Exhibition and trading center.

1.3 “CEEC booth” or “booth” refers to the booth that Party A cooperates with Party B according to the contract.

1.4 “booth area” refers to the construction area of the booth where Party A and Party B cooperate in this contract.

1.5 “expenses” refers to the expenses incurred due to the joint cooperation of the booth.

1.6 the “cooperation year” is the first cooperation year from the date of delivery to the day before the same day of the same month in the next year, and so on.

1.7 “written form” refers to the form of letters, letters, faxes, e-mails, etc. that can show the contents in a tangible way.

1.8 “Yuan” means RMB yuan.

1.9 “month” and “day” refer to calendar month and day unless otherwise specified.

Article 2 booth and cooperation period

2.1 according to the terms and conditions agreed in this contract, the practical area of the booth for cooperation between Party A and Party B.

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2.2 the specific plane position of the booth is shown in Annex I (schematic diagram of booth position) of the contract, which is only used for location determination and identification.

2.3 Party A reserves the right to make minor adjustments to the booth layout as necessary to reflect its specific site conditions and meet the requirements of relevant government departments or relevant institutions, and on the premise of not affecting the normal operation of both parties, the adjusted booth area shall be subject to the confirmation of both parties on site.

2.4 the cooperation period of the booth is 5 years (including rent-free decoration period): from April 1, 2018 to the day before the same day of the same month in 2023.

Article 3 use of booth

3.1 the booth is only for Party B’s sales and exhibition purposes. The business type is video and audio products, and the brands are Denon, Marantz, and other brands operated by Party B. Party B shall provide Party A with relevant certificates of intellectual property rights (including trademark registration certificate, patent certificate, etc.) related to its business operation when signing the contract. If it is an agent brand, Party B shall also provide Party A with a letter of authorization for brand agent, and shall carry out business activities within the scope of authorization for brand agent. Without the written consent of Party A, Party B shall not change the business type or business brand.

3.2 Party B shall not sell fake and shoddy goods, contraband goods or conduct other acts in violation of laws, regulations and rules in the booth, and shall guarantee that Party A will not receive any complaints or claims from any third party due to the goods sold or services provided by Party B in the booth.

3.3 Party B guarantees that during the cooperation period, it is the legal owner or legal license / grantee of the trademark “Tianlong, MARANTZ” (English: “Denon, Marantz”) and other related intellectual property rights of the goods / services it operates, which has legal sources and does not have restrictions affecting the normal operation of the exhibition.

3.4 if Party A is ordered to assume the legal liability in advance or jointly and severally due to the defect of rights mentioned in 3.3 above, Party A shall have the right to recover from Party B, and Party B shall bear all legal and economic liabilities arising therefrom.

Article 4 location and promotion of the site

4.1 site positioning: the scene types all room intelligent AV home experience hall, building a country

4.2 brand positioning: middle and high-end series of each brand.

4.3 decoration positioning: full house scene decoration, perfect combination of different family decoration styles and brand styles of audio-visual brands, real restoration of living room, dining room, bedroom, study, independent cinema, independent hifi room, entertainment room, etc. according to the proportion of home, so as to make the user experience more cordial and realistic.

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4.4 promotion plan

4.4.1 cooperate with Shenzhen designers’ Union, require the union to hold various activities at the venue every month, and adopt the integral management system for the successful projects recommended by designers

4.4.2 hold 1-2 activities every month with friendly cooperation institutions (red wine, cigar, golf, flight club, MBA, private bank and other high-end institutions)

4.4.3 hold 1-2 brand salons (in the name of the manufacturer) for each video brand every quarter

4.4.4 soft article marketing on various high-end Life magazines and WeChat platforms

4.4.5 all kinds of salons are required to be held irregularly by the home furnishing cooperative organization of the venue

4.5 business orientation: respect user needs, focus on functions and light performance, and strengthen cooperation

Article 5 right of cooperation responsibility

5.1 cooperation content: independent brand experience store opened by both parties in Shenzhen (the brand and front brand in the store shall be designated by Party B), from April 1, 2018 to March 31, 2023.

5.2 decoration design: both parties shall jointly complete the planning within the booth, and Party A shall complete the design within the booth, and Party A shall complete the public part.

5.3 decoration cost: it shall be completed by Party A through unified bidding.

5.4 soft furniture: Party A shall be responsible for it.

5.5 sample display: Party B shall be responsible for (including equipment, auxiliary materials and accessories), the ownership of the goods belongs to Party B, and Party B shall not withdraw or replace the sample of the goods for any reason without the consent of Party A. After the termination of this contract, Party B shall take back the goods, and Party A shall not bear the cost of the loss of the goods. During the cooperation period, Party A shall bear the loss or artificial damage of the equipment.

5.6 operation: to be undertaken by Party A, including site rent, management fee, water and electricity fee, personnel salary, welfare, site publicity, promotion and operation tax, etc.

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Article 6 fees and payment methods

6.1 cost

6.1.1 Party A and Party B agree that Party B shall pay Party A the monthly promotion fee in the following ways: the promotion fee of this contract is calculated according to the agreed booth area, and the monthly total amount is RMB 22,245.00 per square meter (in words: twenty-two thousand two hundred and forty-five yuan only).

6.1.2 the promotion fee shall be paid in cash, and shall be paid to Party A in the form of one quarter (from April 1, 2018, every three months shall be deemed as one quarter). Party B shall pay the promotion fee in the first quarter (three months) when this contract is signed.

6.1.3 payment time of promotion fee: within the time when Party B receives the payment notice from Party A.

The bank account designated by Party A is as follows:

Bank of deposit:

Name of payee:

bank account:

Note: after negotiation between Party A and Party B, the payment method of the promotion fee shall be in accordance with the supplementary agreement in Annex II.

Article 7 Party A’s liability for breach of contract

7.1 within the term of cooperation, Party B shall have the right to unilaterally terminate this contract in case of any of the following circumstances:

7.1.1 if Party A fails to deliver the booth within the time stipulated in this contract for more than 90 days.

7.1.2 Party A violates the agreement of this contract, which makes Party B unable to continue to use the booth according to the purpose agreed in the contract.

7.1.3 there is a major safety problem in the main structure of the booth provided by Party A, which has not been solved after repair, so that both parties cannot continue to use the booth as agreed in the contract.

7.1.4 Party A goes bankrupt or decides to dissolve, except for liquidation due to reorganization or merger.

7.1.5 due to Party A’s reason, the booth is sealed due to the enforcement of the people’s court.

7.1.6 the site is unable to operate normally for more than 30 consecutive days due to Party A’s operation and other reasons.

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7.1.7 other circumstances under which Party B is allowed to unilaterally terminate the contract in accordance with the provisions of laws and regulations or other provisions of the contract.

Article 8 Party B’s liability for breach of contract

8.1 if Party B has any of the following behaviors, Party A has the right to unilaterally terminate this contract and take back the booth. If Party A does not terminate this contract, it will not affect Party A’s right to require Party B to bear the liability for breach of contract:

8.1.1 those who are in arrears to pay promotion fees for more than 30 days (including 30 days).

8.1.2 Party B goes bankrupt or goes through liquidation procedures, except for the liquidation due to reorganization or merger.

8.1.3 due to Party B’s reason, the booth is sealed due to the enforcement of the people’s court.

8.1.4 other circumstances under which Party A is allowed to unilaterally terminate the contract in advance by laws, regulations or other terms of the contract.

8.2 Party A and Party B agree that if Party B has any of the following behaviors, Party A has the right to unilaterally terminate this contract. After the termination of this contract, Party A shall cancel the cooperation. If Party A does not terminate this contract, it will not affect Party A’s right to require Party B to bear the liability for breach of contract:

8.2.1 the promotion fee in arrears is more than 60 days (including 60 days).

8.2.2 other circumstances under which Party A is permitted by laws, regulations or other terms of this contract to unilaterally terminate the contract in advance.

Article 9 force majeure

9.1 “force majeure” refers to an event that cannot be reasonably controlled, foreseen or avoided by all parties to the contract, which hinders, affects or delays either party’s performance of all or part of its obligations under the contract. This event includes but is not limited to earthquake, typhoon, flood, fire or other natural disaster, war or any other similar event.

9.2 the party suffering from the force majeure event may suspend the performance of its obligations under the contract until the effect of the force majeure event is eliminated, and shall not be liable for breach of contract for this reason; however, it shall make its best efforts to overcome the event and reduce its negative impact.

9.3 the party suffering from the force majeure shall provide the other party with the legal certificate of the force majeure event issued by the notary office (or other appropriate institution) in the area where the event occurs. If such certificate cannot be provided, the other party may require the other party to bear the liability for breach of contract in accordance with the provisions of this contract.

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Article 10 change, cancellation and termination of the contract

10.1 unless otherwise agreed in this contract or agreed by both parties in writing, Party A and Party B shall not change, terminate or terminate this contract in advance during the cooperation period.

10.2 in addition to other situations agreed in this contract that can be terminated in advance, Party A and Party B agree that this contract shall be terminated naturally and both parties shall not be liable for any of the following situations during the cooperation period:

10.2.1 the land use right within the occupied area of the booth is recovered in advance according to law;

10.2.2 the booth is expropriated or expropriated according to law due to social and public interests;

10.2.3 the booth is listed in the scope of housing demolition permit according to law due to the need of urban construction;

10.3 after the termination or termination of this contract (for whatever reason), the party at fault shall also bear the corresponding liability for breach of contract in accordance with the contract, and the amount of compensation shall be three hundred thousand yuan.

Article 11 others

11.1 Party A reserves the right to name the cooperation site. After giving Party B not less than 1 month notice, Party A has the right to change the name without any compensation to Party B.

11.2 after Party A and Party B sign this contract, Party A has the right to explain the fact of Party B’s cooperation in external publicity, and has the right to use Party B’s name, trade name, trademark, logo and the brand operated and used by Party B for publicity.

11.3 any dispute arising from the performance of this contract by both parties shall be settled through consultation. If the negotiation fails, any dispute arising from or related to this contract shall be settled by either party to the people’s court with jurisdiction in the place where Party B lives.

11.4 the conclusion, validity, interpretation, performance and dispute settlement of this contract shall be governed by and governed by the laws of the people’s Republic of China.

11.5 if either party of Party A or Party B cancels or terminates this contract in accordance with the relevant provisions of laws and regulations or the provisions of this contract, all kinds of rights and obligations generated by other parties in accordance with this contract shall also be cancelled and terminated accordingly; after the cancellation and termination of this contract, the rights and obligations between the parties shall be implemented in accordance with the relevant provisions of this contract.

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11.6 the contents listed in the appendix to the contract are the supplements, amendments, interpretations and explanations made by the parties to the contract on the contents of relevant clauses of the contract, which are confirmed and agreed by the parties to the contract, and are also an integral part of the contract.

11.7 this contract shall come into force on the date when the legal representatives or authorized representatives of each party sign and affix their respective official seals.

11.8 Party A and Party B agree as follows: All rights of Party A involved in this contract shall be exercised by Party A, and all obligations and responsibilities of Party A involved in this contract shall be performed and undertaken by Party A.

11.9 this contract is made in four originals, two for Party A and two for Party B, each of which has the same legal effect.

11.10 the title of the contract terms is only for convenience of reference and shall not be used for interpretation of the contract terms.

11.11 the terms of this contract have been negotiated and negotiated equally by both parties, which do not constitute the standard terms of either party, nor any untrue expression of intent such as fraud, coercion, major misunderstanding, etc. all parties have fully understood their respective rights and obligations in this contract, and neither party shall claim the invalidity, partial invalidity of the contract or require the modification or cancellation of the contract for the above reasons.

11.12 the contract shall be written in Chinese. In case of any discrepancy between other texts and the Chinese version, the Chinese version shall prevail.

(no text below)

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(this page is the signature page of the booth cooperation contract between China International Consumer Electronics Exhibition and trading center and Alexei video and audio life Museum)

Party A (seal): Shenzhen Audio & Video Technology Co., Ltd

Legal representative(signature): Huang Xiansheng

Signed on: April 1, 2018

Party B (seal):

Legal representative(signature):

Signed on: April 1, 2018

Signed in Futian District, Shenzhen

Annex I: schematic diagram of booth location

Annex II: Supplementary Agreement

After negotiation between Party A and Party B, an agreement is reached on the promotion fee and payment method of CEEC site. The specific monthly payment amount (the last column of the form) and payment method (directly deducted from the monthly payment) are as follows:

Interval service life, contract completion target, rebate, annual management fee, annual promotion fee after rebate, monthly promotion fee after rebate, compensation, deduction amount after 10% rebate and previous discount

The first year 2018.1-2018.12 1,200,000YUAN 5% 60,000YUAN 266940 206940 17245 19161

The second year 2019.1-2019.12 1,500,000 YUAN 5% 75,000YUAN 266940 191940 15995 17772

The third year 2020.1-2020.12 1,800,000 YUAN 5% 90,000 YUAN 266940 176940 14745 16383

The fourth year 2021.1-2021.12 2,100,000 YUAN 5% 105,000 YUAN 266940 161940 13495 14994

The fifth year 2022.1-2022.12 2,500,000 YUAN 5% 125,000 YUAN 266940 141940 11828 13143